Exhibit 99.1

Diodes Incorporated Reports Fourth Quarter Fiscal 2025 Financial Results

4Q Revenue at High-End of Guidance, Increasing 15.4% YoY;

Achieves 13% Growth for the Full Year 2025

Plano, Texas – February 10, 2026 -- Diodes Incorporated (Diodes) (Nasdaq: DIOD) today reported its financial results for the fourth quarter ended December 31, 2025.

Fourth Quarter Highlights

•
Revenue was $391.6 million, compared to $339.3 million in the fourth quarter 2024 and $392.2 million in the prior quarter;
•
GAAP gross profit was $121.9 million, compared to $110.9 million in the fourth quarter 2024 and $120.5 million in the prior quarter;
•
GAAP gross profit margin was 31.1 percent, compared to 32.7 percent in the fourth quarter 2024 and 30.7 percent in the prior quarter;
•
GAAP net income was $10.2 million, compared to GAAP net income of $8.2 million in the fourth quarter 2024 and GAAP net income of $14.3 million in the prior quarter;
•
Non-GAAP adjusted net income was $15.7 million, compared to $12.5 million in the fourth quarter 2024 and $17.2 million in the prior quarter;
•
GAAP EPS was $0.22 per diluted share, compared to GAAP EPS of $0.18 per diluted share in the same quarter a year ago and GAAP EPS of $0.31 per diluted share in the prior quarter;
•
Non-GAAP EPS was $0.34 per diluted share, compared to $0.27 per diluted share in the fourth quarter 2024 and $0.37 per diluted share in the prior quarter;
•
Excluding $5.3 million, net of tax, non-cash share-based compensation expense, both GAAP net income and non-GAAP adjusted net income would have increased by $0.12 per diluted share;
•
EBITDA was $41.9 million, or 10.7 percent of revenue, compared to $40.7 million, or 12.0 percent of revenue in the same quarter a year ago and $46.6 million, or 11.9 percent of revenue in the prior quarter;
•
Achieved $38.1 million cash flow from operations and $12.4 million of free cash flow, including $25.7 million of capital expenditures. Net cash flow was a negative $9.7 million, including $23.8 million for the stock buyback program; and
•
For the full year, cash flow from operations increased to $215.5 million, free cash flow totaled $137.2 million, which included $78.4 million of capital expenditures, and net cash flow was a positive $57.6 million, which includes $33.8 million for the stock buyback program.

Commenting on the results, Gary Yu, President and CEO of Diodes, stated, “We ended 2025 with fourth quarter revenue growing 15% year-over-year and 13% for the full year, which is the highest level of annual growth since 2021. Additionally, this quarter represented the fourth consecutive quarter of double-digit growth year-over-year, further highlighting the success of Diodes’ design win initiatives and content expansion over the past year. We have continued to see demand improvements across all target markets and geographies, with the most significant growth for the full year driven by a 25% increase in the computing market primarily for AI server-related applications as well as double-digit increases in our automotive and industrial end markets. More recently, we have been strategically supporting key customers on new opportunities and orders specifically in the automotive and communications markets, while also further extending our design-in momentum across all end markets.

“Also during the quarter, we began to realize initial improvements in gross margin as product mix benefited from growth in the automotive market, which increased 6% sequentially and 24% year-over-year. We also remain focused on increasing manufacturing efficiencies and minimizing underloading costs over the next few quarters to further drive future margin expansion. As we look to the coming quarter, we anticipate extending our success by delivering above-seasonal revenue results and our fifth consecutive quarter of double-digit year-over-year growth.”

Fourth Quarter 2025

Revenue for fourth quarter 2025 was $391.6 million, compared to $339.3 million in the fourth quarter 2024 and $392.2 million in the prior quarter.

GAAP gross profit for the fourth quarter 2025 was $121.9 million, or 31.1 percent of revenue, compared to $110.9 million, or 32.7 percent of revenue, in the fourth quarter 2024 and $120.5 million, or 30.7 percent of revenue, in the prior quarter.

GAAP operating expenses for fourth quarter 2025 were $108.7 million, or 27.8 percent of revenue, and on a non-GAAP basis were $104.0 million, or 26.6 percent of revenue, which excludes $4.7 million acquisition-related intangible asset cost. GAAP operating expenses in the fourth quarter 2024 were $99.0 million, or 29.2 percent of revenue and $108.9 million, or 27.8 percent of revenue, in the third quarter 2025.

Fourth quarter 2025 GAAP net income was $10.2 million, or $0.22 per diluted share, compared to GAAP net income in the fourth quarter 2024 of $8.2 million, or $0.18 per diluted share and GAAP net income in the prior quarter of $14.3 million, or $0.31 per diluted share.

Fourth quarter 2025 non-GAAP adjusted net income was $15.7 million, or $0.34 per diluted share, which excluded, net of tax, $3.9 million of acquisition-related intangible asset amortization cost and $1.6 million of loss on investments. This compares to non-GAAP adjusted net income of $12.5 million, or $0.27 per diluted share, in the fourth quarter 2024 and $17.2 million, or $0.37 per diluted share, in the prior quarter.

The following is an unaudited summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
December 31, 2025
GAAP net income	$10,202

Diluted earnings per share (per-GAAP)	$0.22

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,872

Gain/Loss on Investments	1,604

Non-GAAP adjusted net income	$15,678

Non-GAAP diluted earnings per share	$0.34

Note: Throughout this release, we refer to “net income/loss attributable to common stockholders” as “net income/loss.”

(See the reconciliation tables of GAAP net income to non-GAAP adjusted net income near the end of this release for further details.)

Included in fourth quarter 2025 GAAP and non-GAAP adjusted net income was approximately $5.3 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, GAAP earnings per share (“EPS”) and non-GAAP adjusted EPS would have increased by $0.12 per share for the fourth quarter 2025, compared to $0.11 for the fourth quarter 2024 and $0.12 per share in the prior quarter.

EBITDA (a non-GAAP measure), which represents earnings before net interest expense, income tax, depreciation and amortization, in the fourth quarter 2025 was $41.9 million, or 10.7 percent of revenue, compared to $40.7 million, or 12.0 percent of revenue, in the fourth quarter 2024 and $46.6 million, or 11.9 percent of revenue, in the prior quarter. For a reconciliation of GAAP net income to EBITDA, see the table near the end of this release for further details.

For the fourth quarter 2025, net cash provided by operating activities was $38.1 million. Net cash flow was negative $9.7 million, including $23.8 million for the stock buyback program. Free cash flow (a non-GAAP measure) was $12.4 million, which includes $25.7 million of capital expenditures.

Balance Sheet

As of December 31, 2025, the Company had approximately $382 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $56 million and working capital was approximately $879 million.

The results announced today are preliminary and unaudited, as they are subject to the Company finalizing its closing procedures and completion of the quarterly review by its independent registered public accounting firm. As such, these results are subject to revision until the Company files its Form 10-K for the year ending December 31, 2025.

Business Outlook

Gary Yu further commented, “For the first quarter of 2026, we expect revenue to be approximately $395 million, plus or minus 3 percent, representing a 19 percent increase year-over-year and a slight increase sequentially at the mid-point, which is significantly better than typical seasonality. GAAP gross margin is expected to be 31.5 percent, plus or minus 1 percent. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 26.5 percent of revenue, plus or minus 1 percent. We expect net interest income to be approximately $1.0 million. Our income tax rate is expected to be 18.5 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 46.4 million.”

Amortization of acquisition-related intangible assets of $3.9 million, after tax, for previous acquisitions is not included in these non-GAAP estimates.

Conference Call

Diodes will host a conference call on Tuesday, February 10, 2026 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fourth quarter financial results. Investors and analysts may join the conference call by dialing 1-833-634-2590; international callers may join the teleconference by dialing +1-412-317-6038. A telephone replay of the call will be made available approximately two hours after the call and will remain available until February 17, 2026 at midnight Central Time. The replay number is 1-855-669-9658 with an access code of 3870183 followed by the # key. International callers should dial +1-412-317-0088 and enter the same pass code at the prompt followed by the # key.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website. To listen to the live call, please go to the investors’ section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of analog and power solutions combined with a flexible hybrid manufacturing model that meet customers’ needs. Our broad range of application-specific products, delivered through a total solutions sales approach and supported by global operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-growth markets. For more information, visit www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements containing forward-looking words such as “expect,” “anticipate,” “aim,” “estimate,” and variations thereof, including without limitation statements, whether direct or implied, regarding expectations of that for the first quarter of 2026, we expect revenue to be approximately $395 million plus or minus 3 percent; we expect GAAP gross margin to be 31.5 percent, plus or minus 1 percent; non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 26.5 percent of revenue, plus or minus 1 percent; we expect net interest income to be approximately $1.0 million; we expect our income tax rate to be 18.5 percent, plus or minus 3 percent; shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 46.4 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

© 2026 Diodes Incorporated. All Rights Reserved.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Gurmeet Dhaliwal	Leanne Sievers
Vice President, Corporate Marketing & IR	President, Investor Relations
P: 408-232-9003	P: 949-224-3874
E: Gurmeet_Dhaliwal@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net sales	$391,578	$339,298	$1,482,073	$1,311,120
Cost of goods sold	269,648	228,414	1,019,637	875,258
Gross profit	121,930	110,884	462,436	435,862

Operating expenses
Selling, general and administrative	62,939	62,323	241,606	233,913
Research and development	41,150	33,207	162,175	134,051
Amortization of acquisition-related intangible assets	4,714	5,002	22,227	16,499
Loss (Gain) on disposal of fixed assets	(128)	(2,116)	572	(7,641)
Restructuring charge	51	552	394	8,591
Other operating expense (income)	(1)	(1)	-	(1)
Total operating expense	108,725	98,967	426,974	385,412

Income from operations	13,205	11,917	35,462	50,450

Other income (expense)
Interest income	6,980	4,920	28,304	18,303
Interest expense	(1,300)	(494)	(2,776)	(2,334)
Foreign currency (loss) gain, net	(2,875)	(3,656)	(12,818)	(6,308)
Unrealized gain on investments	557	(1,631)	28,561	(321)
Impairment of equity investment	-	-	(5,817)	-
Gain on disposal of subsidiary	-	-	13,730	-
Other income (expense)	(2,096)	1,214	(687)	2,892
Total other income (expense)	1,266	353	48,497	12,232

Income before income taxes and noncontrolling interest	14,471	12,270	83,959	62,682
Income tax provision	2,151	2,041	14,789	11,840
Net income	12,320	10,229	69,170	50,842
Less net income attributable to noncontrolling interest	(2,118)	(1,988)	(3,029)	(6,818)
Net income attributable to common stockholders	$10,202	$8,241	$66,141	$44,024

Earnings per share attributable to common stockholders:
Basic	$0.22	$0.18	$1.43	$0.95
Diluted	$0.22	$0.18	$1.43	$0.95
Number of shares used in earnings per share computation:
Basic	46,208	46,333	46,340	46,208
Diluted	46,251	46,397	46,414	46,408

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2025:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$10,202

Diluted earnings per share (per-GAAP)				$0.22

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	4,714		(842)	3,872

Gain/Loss on Investments		2,175	(571)	1,604

Non-GAAP adjusted net income				$15,678

Diluted shares used in computing earnings per share				46,251

Non-GAAP diluted earnings per share				$0.34

Note: Included in GAAP net income and non-GAAP adjusted net income was approximately $5.3 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.12 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2024:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$8,241

Diluted earnings per share (per-GAAP)				$0.18

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	5,002		(903)	4,099

Acquisition related cost	294		(62)	232

Restructuring charge	552		(94)	458

Gain/Loss on Investments		1,631	(326)	1,305

Insurance recovery for manufacturing facility	(2,338)		468	(1,870)

Non-GAAP adjusted net income				$12,465

Diluted shares used in computing earnings per share				46,397

Non-GAAP diluted earnings per share				$0.27

Note: Included in GAAP net income and non-GAAP adjusted net income was approximately $5.3 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.11 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2025:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$66,141

Diluted earnings per share (per-GAAP)				$1.43

Adjustments to reconcile GAAP net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	22,227		(3,944)	18,283

Acquisition related cost	248		(52)	196

Restructuring charge	334		(54)	280

Gain of disposal of subsidiary		(13,681)	988	(12,693)

Gain/Loss on Investments		(20,012)	4,395	(15,617)

Board member retirement	117		(25)	92

Non-GAAP adjusted net income				$56,682

Diluted shares used in computing earnings per share				46,414

Non-GAAP diluted earnings per share				$1.22

Note: Included in GAAP net income and non-GAAP adjusted net income was approximately $20.3 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.44 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2024:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP net income				$44,024

Diluted earnings per share (per-GAAP)				$0.95

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	16,499		(3,012)	13,487

Officer retirement	644		(135)	509

Acquisition related cost	1,059		(222)	837

Restructuring charge	8,591	789	(1,835)	7,545

Gain/Loss on Investments		321	(64)	257

Insurance recovery for manufacturing facility	(7,142)		1,428	(5,714)

Non-GAAP adjusted net income				$60,945

Diluted shares used in computing earnings per share				46,408

Non-GAAP diluted earnings per share				$1.31

Note: Included in GAAP and non-GAAP income was approximately $18.0 million and $17.4 million respectively, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, GAAP diluted earnings per share would have improved by $0.40 per share and non-GAAP diluted earnings per share would have improved by $0.39 per share.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The Company’s financial statements present net income and earnings per share that are calculated using accounting principles generally accepted in the United States (“GAAP”). The Company’s management makes adjustments to the GAAP measures that it feels are necessary to allow investors and other readers of the Company’s financial releases to view the Company’s operating results as viewed by the Company’s management, board of directors and research analysts in the semiconductor industry. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The explanation of the adjustments made in the table above, are set forth below:

Detail of non-GAAP adjustments

Amortization of acquisition-related intangible assets – The Company excluded this item, including amortization of developed technologies and customer relationships. The fair value of the acquisition-related intangible assets is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful life of the applicable assets. The Company believes that exclusion of this item is appropriate because a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded this item because there is significant variability and unpredictability among companies with respect to this expense.

Board member retirement – The Company excluded costs related to the retirement of a board member. These costs represent cash payments and the accelerated vesting of previously issued stock awards. The Company feels it is appropriate to exclude these costs since they don’t represent ongoing operating expenses and will present investors with a more accurate indication of our continuing operations.

Acquisition related costs – The Company excluded expenses associated with previous acquisitions of that typically consist of advisory, legal and other professional and consulting fees. These costs were expensed as they were incurred and as services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition-related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Insurance recovery for manufacturing facility – The Company recorded gains related to insurance recovery for a manufacturing facility in Asia. The Company believes the exclusion of the insurance recovery provides investors with a more accurate reflection of the continuing operations of the Company and facilitates comparisons with the results of other periods which may not reflect such gains.

Restructuring charge – The Company recorded restructuring charges related to various locations. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Gain of disposal of subsidiary – The Company excluded the gain on the disposal of a subsidiary. The Company believes this is not reflective of the ongoing operations and exclusion of this item provides investors an enhanced view of the Company’s operating results.

Gain/Loss on Investment – The Company excluded gains and losses on various investments. The Company believes these amounts are not reflective on the ongoing operations of the Company and exclusion of these items, provides investors an enhanced view of the Company’s operating results.

Officer retirement – The Company excluded costs related to the retirement of two executives. These costs represent cash payments and the accelerated vesting of previously issued stock awards. The Company feels it is appropriate to exclude these costs since they don’t represent ongoing operating expenses and will present investors with a more accurate indication of our continuing operations.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the fourth quarter of 2025 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. For the fourth quarter of 2025, FCF was $12.4 million, which represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any amounts attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (per-GAAP)	$10,202	$8,241	$66,141	$44,024
Plus:
Interest expense, net	(5,680)	(4,426)	(25,528)	(15,969)
Income tax provision	2,151	2,041	14,789	11,840
Depreciation and amortization	35,270	34,890	143,794	137,189
EBITDA (non-GAAP)	$41,943	$40,746	$199,196	$177,084

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$367,212	$308,671
Restricted Cash	5,134	6,053
Short-term investments	9,817	7,464
Accounts receivable, net of allowances of $4,095 and $7,799 at December 31, 2025 and December 31, 2024, respectively	307,055	325,517
Inventories	471,546	474,948
Prepaid expenses and other	96,198	101,500
Total current assets	1,256,962	1,224,153
Property, plant and equipment, net	649,605	684,259
Deferred income tax	59,297	51,974
Goodwill	183,437	181,555
Intangible assets, net	45,455	67,397
Other long-term assets	253,344	176,943
Total assets	$2,448,100	$2,386,281

Liabilities
Current liabilities:
Line of credit	$30,264	$31,429
Accounts payable	149,376	133,765
Accrued liabilities	180,922	186,576
Income tax payable	16,336	22,730
Current portion of long-term debt	1,442	1,096
Total current liabilities	378,340	375,596
Long-term debt, net of current portion	24,224	19,563
Deferred tax liabilities	6,145	6,953
Unrecognized tax benefits	23,454	24,646
Other long-term liabilities	77,528	90,576
Total liabilities	509,691	517,334

Commitments and contingencies

Stockholders' equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 45,875,799 and 46,332,891, issued and outstanding at December 31, 2025 and December 31, 2024, respectively	37,259	37,083
Additional paid-in capital	538,087	523,744
Retained earnings	1,785,439	1,719,298
Treasury stock, at cost, 10,008,905 and 9,288,420 shares held at December 31, 2025 and December 31, 2024	(371,914)	(338,100)
Accumulated other comprehensive loss	(110,747)	(146,724)
Total stockholders' equity	1,878,124	1,795,301
Noncontrolling interest	60,285	73,646
Total equity	1,938,409	1,868,947
Total liabilities and stockholders' equity	$2,448,100	$2,386,281